EXHIBIT 16.1

                         [BDO SEIDMAN, LLP LETTERHEAD]



                                                                December 1, 1999


Mr. Ron Anderson
Smart Choice Automotive Group, Inc.
5200 S. Washington Avenue
PO Box 5637
Titusville, FL  32783


Dear Mr. Anderson:

This is to confirm that the client-auditor relationship between Smart Choice Automotive Group, Inc. and BDO Seidman, LLP has ceased.


                                        Very truly yours,


                                        /s/ BDO SEIDMAN, LLP
                                        ----------------------------------------
                                        BDO Seidman, LLP


cc:    Chief Accountant, Securities and Exchange Commission